UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 27, 2010

WHITNEY HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

    Louisiana                                                  0-1026                                                  72-6017893
(State or Other                                           (Commission                                           (IRS Employer
Jurisdiction of                                           File Number)                                           Identification No.)
Incorporation)

      228 St. Charles Avenue, New Orleans, Louisiana 70130
(Addresses of Principal Executive Offices, including Zip Code)

                (504) 586-7272
(Registrant’s Telephone Number, including Area Code)

___________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2010, the Board of Directors (the “Board”) of Whitney Holding Corporation (the “Company”) approved and adopted amended and restated bylaws (the “Bylaws”), effective October 27, 2010.  Section 1 of the Bylaws was amended to establish certain procedures related to special meetings of the Board.  Section 6 of the Bylaws specifies who will preside over annual and special shareholders meetings and permits the adoption of certain rules and procedures for the conduct of shareholders meetings.  Section 7 of the Bylaws establishes procedures for filling vacancies on the Board.  Section 8 of the Bylaws sets forth advance notice procedures for the nomination and election of directors at annual and special meetings of the shareholders, while Section 9 of the Bylaws sets forth procedures and advance notice requirements for shareholder proposals for other business matters at annual and special shareholder meetings.  The provisions of Sections 8 and 9 include timely notice to the Company Secretary of such nominations or proposals, specific requirements as to the form and content of the shareholder’s notice, and detailed disclosures regarding the shareholder’s ownership and voting interests in Company securities as well as descriptions of all agreements, arrangements and understandings between the proposing shareholder and other shareholders.  Finally, Section 10 of the Bylaws provides that the Bylaws may be amended, altered, changed or repealed (1) by the Board of Directors of the Company or (2) by at least two-thirds of the votes entitled to be cast by outstanding shares of voting stock of the Company voting together as a single voting group (provided that if any such amendment, alteration, change or repeal is unanimously recommended to the shareholders by the Board, such amendment, alteration, change or repeal may be approved by a majority of votes actually cast at a meeting at which a quorum is present).  The Board also approved and adopted certain conforming changes to the Bylaws.  The above summary of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated, filed as Exhibit 3.1 and incorporated into this Item 5.03 by reference.

As a result of these Bylaw amendments, shareholders intending to propose a director candidate to be considered and voted on at any annual meeting of shareholders or to present other business (other than in compliance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended) before any annual meeting must deliver written notice thereof to the Secretary of the Company not less than 120 days nor more than 150 days prior to the anniversary of the preceding year’s annual meeting; provided, that in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by a shareholder must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement is first made of the date of the annual meeting. The Bylaws also establish notice procedures for nominations and proposals in connection with special meetings of shareholders.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.                      Description

3.1	Bylaws of Whitney Holding Corporation, as amended and restated as of October 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                        WHITNEY HOLDING CORPORATION

                                                                                         By: /s/Joseph S. Schwertz, Jr.
                                                                                                 Joseph S. Schwertz, Jr.
                                                                                                  Executive Vice President
                                                                                                  General Counsel and Corporate Secretary

Date: November 2, 2010